As filed with the Securities and Exchange Commission on May 5, 2005

Registration No. 333-120926

==============================================================================

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

AMENDMENT NO. 7

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAFER RESIDENCE CORPORATION

(Name of small business issuer in its charter)

NEVADA (State or jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	98-0434357 (I.R.S. Employer Identification No.)

Unit #64044 – 528B Clarke Rd. Coquitlam, B. C.  V3J 7V6        Phone (604) 592-3567

 (Address and telephone number of principal executive offices)

CSC Services of Nevada, Inc.

502 East John Street, Carson City, Nevada, 89706   (775) 882-3072

(Name, address and telephone numbers of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

W. SCOTT LAWLER, ESQ

1530-9 Avenue SE, Calgary, AB, T2G 0T7    Phone (403) 693-8014 - Facsimile (403) 272-3620

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	800,000	$0.10	$80,000.00	$10.14

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine

.Subject to Completion

Prospectus

SAFER RESIDENCE CORPORATION

800,000 shares of Common Stock

This is a public offering of 800,000 shares of common stock of Safer Residence Corporation (“Safer”) a Nevada Corporation at a price of $0.10 per share.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 5 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Following the registration statement on Form SB-2 in which this prospectus is included becoming effective, we will apply for approval of our common stock for quotation on the Over-the Counter/ Bulletin Board quotation system.

Our common stock is presently not listed on any national securities exchange or on the Nasdaq Stock Market.

The Offering:

800,000 shares Offered	Price Per Share	Total
Public Price	$0.10	$80,000
Underwriting Discounts and Commissions		$ 0
Total		$80,000

This is a best efforts public offering, with no minimum purchase requirement. Therefore, this offering could close upon the sale of a single share or without selling any shares.

1. Safer is not using an underwriter for this offering.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  Any funds raised from this offering will be immediately available to Safer Residence Corporation for its use.

3. The closing date for this offering is August 31, 2005.

The information in this prospectus is not complete and may be changed. Safer Residence Corporation may not sell these securities until the registration statement relating to these securities has been filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is May     , 2005

TABLE OF CONTENTS

Item No.	Item in Form SB-2 Prospectus Caption	Page No.
1	Front of Registration Statement and Outside Front Cover Page of Prospectus
2	Prospectus Cover Page
3	Prospectus Summary and Risk Factors	5
4	Use of Proceeds	9
5	Determination of Offering Price	11
6	Dilution	12
7	Selling Security Holders	13
8	Plan of Distribution	13
9	Legal Proceedings	13
10	Directors, Executive Officers, Promoters and Control Persons	13
11	Security Ownership of Certain Beneficial Owners and Management	15
12	Description of Securities	16
13	Interest of Named Experts and Counsel	16
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	16
15	Organization within Last Five Years	17
16	Description of Business	17
17	Plan of Operation	21
18	Description of Property	25
19	Certain Relationships and Related Transactions	25
20	Market for Common Equity and Related Stockholder Matters	25
21	Executive Compensation	26
22	Financial Statements	26
23	Changes In and Disagreements With Accountants on Accounting and Financial Disclosure	26

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only

Item 3.

 Prospectus Summary and Risk Factors

The Company

Safer Residence Corporation (referred to in this prospectus as “Safer”, “us”, “we” and “our”) was incorporated on July 7, 2004, in the State of Nevada.  The Company's principal executive offices are located at Unit 64044 – 528B Clarke Road, Coquitlam, British Columbia, V3J 7V6.  Our telephone number is (604) 592-3567. As of the date of this prospectus, we have no revenue or operations.

We are a development stage company.  We have not had any revenues or operations and we have few assets.  We do not expect to have revenues until at least three months after this registration statement becomes effective.

Since incorporation, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.  Safer Residence Corporation has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

We are in the process of establishing ourselves as a company that provides our customers with a home security assistance service.  We intend to offer a multi-functional range of services to aid in residential security, as well as provide assistance to those who become victims of property crime.  Safer believes individuals and families today desire to feel more secure in their everyday surroundings. We believe there is a growing need for residential security options and services.  Consequently, we will assist our customers in making and putting into action a plan which is tailored to their particular needs.  While Safer will recommend and promote taking all reasonable measures to protect ones home and property our focus will be to also provide services to help our customers who become victims of crime to deal effectively and efficiently with the needs and issues that arise from a criminal offence. We believe that by offering our clients security recommendations, recording information of valuables, and acting as a liaison to police, insurance agencies and other businesses in the event of a property crime we will fill a void within the present security industry.

If we fail to raise at least $25,000 of the $80,000 we are seeking from this offering, then we will have to find other methods to raise additional funds.  At this time, there are no anticipated sources of additional funds in place.

Summary of Financial Information

As at December 31, 2004
Current Assets	$14,712
Current Liabilities	1,793
Shareholders’ Equity	$12,919.

From July 7, 2004 to December 31, 2004
Revenue	$0.
Net Loss	$10,081.

We have not begun operations and are currently without revenue.  Our company has no employees at the present time.  As at December 31, 2004, our accumulated deficit was $10,081.  We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

The Offering

Common Shares Outstanding Before This Offering	2,300,000
Maximum Shares Being Offered	800,000
Maximum Common Shares Outstanding After This Offering	3,100,000

Safer Residence Corporation is authorized to issue 75,000,000 shares of common stock.  Currently our issued and outstanding shares consists of 2,300,000 shares of restricted common stock.

This offering consists of 800,000 shares of Safer Residence Corporation common stock (the “Offering”).  The offering price is $0.10 per share.  No officers, directors or significant investors own any of the shares being offered.

There is currently no public market for the common stock of Safer, as it is presently not traded on any market or securities exchange.

Risk Factors

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Safer Residence Corporation.  Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Failure to Secure Additional Financing May Affect our Company’s Ability to Survive.

If the securities being offered are not fully subscribed or, we may require additional financing in addition to the funds we hope to raise from the sale of shares offered under this prospectus in order to establish profitable operations.  Such financing, if required, may not be forthcoming.  Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a very serious effect on Safer’s ability to survive.  To date we have expensed $9,000 of the expenses associated with this offering, which we anticipate to total $17,000.  Since we currently have $14,712 cash balance, after paying current liabilities and the remaining costs to complete this offering of $8,000, we expect to have approximately $4,900 excess funds to apply to our expenditure.  We anticipate we will require a minimum of $20,000 to cover the cost of operations for the first twelve months.

Inability of Officers and Directors to Devote Sufficient Time to the Operation of the Business May Limit Safer’s Success.

Presently the officers and directors of Safer allocate only a portion of their time to the operation of Safer’s business.  Should the business develop faster than anticipated, the officers and directors may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern.  Even if this lack of sufficient time of our management is not fatal to Safer’s existence it may result in limited growth and success of the business.

Unproven Profitably Due to Lack of Operating History Makes an Investment in Safer an Investment in an Unproven Venture.

Safer Residence Corporation is a development stage company that was formed on July 7, 2004.  As of this date, we do not have any revenues or operations and only have funds available to complete this offering’s expenses.  As at December 31, 2004 our entire assets consist of $14,712 in cash.  We do not expect to have revenues until at least three months after this prospectus becomes effective.  Aside from the funds we hope to raise from the sale of shares offered under this prospectus, there are no anticipated sources of additional funds in place.

Due to our lack of operating history, the revenue and income potential of our business is unproven.  If we cannot successfully implement our business strategies, we may not be able to generate sufficient revenues to operate profitably.  Since our resources are very limited, insufficient revenues would result in termination of our operations, as we cannot fund unprofitable operations, unless additional equity or debt financing is obtained.

Inability to Compete Against Competitors May Limit our Share of the Market.

Currently there are other well-established companies performing the task of video taping property.  Should they decide to expand their services to include the private sector and should they decide to offer their customers the other associated services we intend to offer, Safer may find it difficult to compete.

Safer Residence Corporation is a development stage company and we will be competing with established competitors that have achieved a high level of brand recognition.  We will be competing with firms that have substantially greater marketing, financial, and human resources.  As a result, such competitors may be able to respond more quickly to new trends and changes in consumer demands.  If we do not compete effectively with current and future competitors, we may be unable to secure new customers, or we may be required to reduce our rates in order to compete effectively.

Majority Ownership and Control by Existing Stockholders May Make it Difficult for New Investors to Influence Business Decisions of Safer Residence Corporation

Safer Residence’s President, Ms. Jean Blanchard owns 1,700,000 shares of Safer.  Melissa Blanchard, an officer and director of Safer Residence, and Stephen Lisik, a director of Safer Residence, each own 300,000 shares of Safer common stock. Melissa Blanchard is the niece of Jean Blanchard.  If 100% of this offering is sold, existing stockholders will hold 74.2% of the outstanding shares of common stock, and new investors will own 25.8%.  Since new investors will collectively own 25.8% of the outstanding common stock of Safer, it may make it difficult for them to influence the business decisions of the company.

Dilution to New Investors may Result in Difficulty for Safer Stockholders to Recover their Investment

Dilution exists when the book value of shares held by existing stockholders is lower than the offering price offered to new investors.  If this offering is fully subscribed the book value of the shares of common stock held by existing stockholders will increase by $0.0218 per share and the book value of the shares of common stock purchased by new investors will decrease by $0.726 per share.  The decrease in value of common shares for new investors may force them to sell the stock at a loss.

Obtaining Additional Financing may Result in Dilution to Investors of Safer Residence Corporation

Further dilution of the value of common shares for investors of Safer may result should the company obtain additional equity financing.

Safer Stock May be Difficult to Resell Because the Company has no Expectations to Pay Cash Dividends in the Near Future

The holders of Safer common stock are entitled to receive dividends when, and if declared by the Board of Directors.  The company does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of its business.  To date, Safer has not paid cash dividends on the common stock.  Investors therefore should not expect to receive a return on their investment in the form of dividends.  This lack of an ongoing return on investment may make it difficult to sell Safer common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

With No Minimum Share Sale Requirement it is Possible that Safer Fails to Commence Despite Having Raised some Funds from this Offering.

The offering is not subject to any minimum share sale requirement.  Consequently, the early investor is not assured of any other, later shares being sold.  You may be the only purchaser.  If Safer fails to sell the entire Offering, it may never commence operations and your investment would be lost.

Difficulty For Safer Stockholders to Resell Their Stock Due to a Lack of Public Trading Market

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future.  We intend to have our common stock quoted on the OTC/Bulletin Board as soon as practicable.  However, there can be no assurance that Safer's shares will be quoted on the OTC/Bulletin Board.  Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.  If a market for our common stock does develop, our stock price may be volatile.

Our independent auditors’ report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent auditors, Morgan & Company, Chartered Accountants, state in their audit report, dated November 1, 2004, and included with this prospectus, that since we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or “OTC/BB”. Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the NASD an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTC/BB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC/BB, it is very likely that our stock will be considered a “penny stock”. In that case, purchases and sales of our shares will be generally facilitated by NASD broker-dealers who act as market makers for our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Outstanding Shares that become Eligible for Sale in the Near Future Could Depress the Market Value of Safer Residence’s Shares

As of August 19, 2005, 2.3 million shares of Safer Residence’s currently outstanding shares can become eligible for sale into the market pursuant to Rule 144. If Safer Residence is able to obtain approval for its shares to be quoted on the OTC/Bulletin Board as it hopes to do, then such large amount of shares that may be sold in the future could have a significant depressive effect on the market value of Safer Residence’s shares. This would therefore reduce new investors’ ability to sell their shares into the market and negatively impact their ability to receive either a return on their investment or the amount invested.

Enforceability of a Judgment against Safer Residence’s Assets in Canada and Effecting Service of Process on Safer Residence’s Officers and Directors in Canada May Pose Certain Problems to Investors

All of Safer Residence’s assets are located outside of the United States and all of its officers and directors are located outside of the United States. Therefore, in the event that any investor from the United States attempts to enforce a judgment against Safer Residence in Canada or bring an action against any of Safer Residence’s officers and directors in Canada, such investor may face certain obstacles in such attempt.

If a judgment were obtained in an action litigated in the U.S. against Safer Residence, it is likely that the judgment holder would have try to enforce the judgment in Canada since Safer Residence does not have any assets in the U.S. The judgment holder would have to apply to the applicable courts in Canada and seek registration of such judgment as a foreign judgment or request for authority to sue upon the judgment in Canada. Each method would be subject to variable conditions and limitations depending on the court in which the application would be made.

Safer Residence is not aware of any applicable laws, facts or circumstances that would give a court located in the United States jurisdiction over any of Safer Residence’s officers or directors. Therefore, an investor may be barred from bringing any such action.

Item 4.

Use of Proceeds

We intend to raise $80,000 from the sale of 800,000 shares of common stock at $0.10 per share.  This Offering has a maximum amount of $80,000 and no minimum. Safer has no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that the Company has already raised a total of $23,000 from the sale of common stock.  The total amount of $23,000 has been raised from the sale of stock to affiliates, officers and directors; these shares sold are restricted. .  The offering expenses associated with this offering are estimated to be $17,000.  As at December 31, 2004, we had a balance of $14,712 in cash.  Consequently, the cash on hand after paying the offering expenses is anticipated to be approximately $4,900.This will allow us to pay the entire expenses of this offering from cash on hand.  None of the offering expenses are to be paid out of the proceeds of this offering.  The entire sum of monies we raise from this offering will be used to finance Safer’s plan of operations.  One of the purposes of the offering is to create an equity market, which allows us to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

The following table indicates how Safer intends to use the proceeds from this offering.

Proceeds from Sale of Common Stock	$80,000

Expenses

Legal & Accounting

Website Development

Marketing and Promotions

Security Clearance, Bonding and Insurance

Office Equipment and Supplies

Camera, Video and Marking Equipment

Transportable Kiosk and Portable Display

Kiosk Renovations and Rent

Miscellaneous Administrations Costs

Total

10,000 4,000 25,000 2,000 10,000 11,000 12,000 5,000 1,000 $80,000

The above expenditure items are defined as follows:

Legal and Accounting Fees:  This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. It will also cover the cost of preparation of agreements and documents when appropriate. We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

Website Development:  This expense is the cost associated with development of our website. Initially the website will be used to introduce our service and products that will be available. Eventually, it will be developed sufficiently to take orders and respond to queries.

Marketing and Promotions:  This item refers to the cost of our marketing campaign.  It includes the cost of providing customers with product information. It will also include the printing of our information brochure and the expense of presenting seminars to assist us in creating a market for our services and products.

Security Clearance, Bonding and Insurance:  This expense item is for the costs of acquiring Royal Canadian Mounted Police (“RCMP”) Clearance as well as basic business and liability insurance coverage for the company.  It will also cover the cost of bonding that may be required.

Office Equipment and Supplies:  This expenditure refers to items such as printer, photocopier, fax machine, scanner, telephone system, shredder, binding machine, fire retardant filing cabinets, magnetic white boards, industry-related phone directories and catalogues, industry specific magazines and periodicals and other similar office requirements. It also includes office furniture such as desks as well as computer software and hardware as required.

Camera, Video and Marking Equipment:  This expense refers to the purchase of camera and video equipment that will be used for documentation of valuables and insurable items for our clients.  The marking equipment will be used for marking their possessions.

Transportable Kiosk and Portable Display:  This item refers to the cost of designing and building a transportable sales kiosk acceptable for our use.  It also includes the cost of design and construction of a portable display for our use at conventions and seminars.  The kiosk will be set up as a temporary retail outlet center for the company.  The display unit will be used as part of the kiosk display as well as independently from the kiosk to provide a corporate presence and marketing outlet at conventions and trade show events.

Kiosk Renovations and Rent:  This expense covers the cost of renting kiosk facilities in shopping malls on a daily or weekly basis for periodic intensive marketing campaigns.  These mall sites may or may not require minor alterations to be best suited to our needs.  Since the cost of any minor modifications may be the responsibility of Safer it is included in this expense

Miscellaneous Administrative Costs:  This expense refers to any miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items.  This amount will cover such costs during the first year of operation.

There is no assurance that Safer will raise the full $80,000 as anticipated. The following is the break down of how management intends to use the proceeds if only 25 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item	25%	50%	75%	100%
Legal and Accounting	8,000	8,000	10,000	10,000
Website Development	0	1,000	3,000	4,000
Marketing and Promotions	3,000	12,000	20,000	25,000
Security Clearance, Bonding and Insurance	2,000	2,000	2,000	2,000
Office Equipment and Supplies	2,000	4,000	5,000	10,000
Camera, Video and Marking Equipment	4,000	8,000	9,000	11,000
Transportable Kiosk and Portable Display	0	4,000	8,000	12,000
Kiosk Renovations and Rent	0	0	2,000	5,000
Miscellaneous Administrative Costs	1,000	1,000	1,000	1,000
Total	20,000	40,000	60,000	80,000

If only 25% of the offering is sold, we will continue with our development plans.  However, only the most necessary tasks will be undertaken.  We would use our brochure for promotional purposes aimed at the narrow target market of special interest groups.  No construction would be done on either the transportable kiosk or display.  Necessary camera, video and marking equipment will be purchased.  As well, RCMP clearance will be effected along with making sure that bonding and liability insurance is in place.  Most of the office expenses will be placed on hold, and we would use the computer equipment belonging to our directors until sufficient capital becomes available to purchase this equipment.  We anticipate that the $20,000 will be sufficient to sustain us during the short-term. However, there would be insufficient funds available for furtherance of the plan of operations as detailed in Item 17 of this prospectus.

In the event that only 50% of the offering amount is raised, we would be able to further our plan of operation; however, the Company's activities will be severely restricted.  In addition to the activities outlined above, a basic website would be developed.  We would also be able to design and build our portable display to assist us in promoting our company’s services.  Some funds would be available to purchase basic office furniture and supplies.  Without the ability to aggressively pursue our plan of operations, it is likely that we will take much longer to build a profitable business.

If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

The money Safer has raised thus far from selling stock to its officers and directors will be sufficient to pay all expenses of this offering, which we estimate to be $17,000.  The total amount of the money raised from the sale of the 800,000 shares we are offering will be used for the purpose of furthering the Company's plan of operation, as detailed in Item 17 of this filing.

Item 5.

 Determination of Offering Price

There is no established market for our stock. The offering price for shares sold pursuant to this offering is set at $0.10.  The 2,300,000 shares of stock already purchased by affiliates, officers and directors, were sold for $0.01 per share. All of the 2,300,000 shares of outstanding stock are restricted.  The additional factors that were included in determining the sales price are the lack of liquidity since there is no present market for our stock and the high level of risk considering our lack of operating history.

Item 6.

Dilution

Safer is offering shares of its common stock for $0.10 per share through this offering. Its affiliates, officers and directors have purchased shares of its common stock for $0.01.

As at December 31, 2004, the net tangible book value of Safer was $0.0064 per share.  If Safer is successful in selling all of the offered shares at the public offering price, the pro forma net tangible book value of Safer would be $84,919 (cash of $14,712 less outstanding liabilities of $1,793 less remaining costs to complete the offering of $8,000 plus proceeds from offering of $80,000) or approximately $0.0274 per share, which would represent an immediate increase of $0.0218 in net tangible book value per share and $0.0726 or 72.6% per share dilution to new investors, assuming all the shares are sold at the offering price of $0.10 per share.

Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

Following is a table detailing dilution to investors if 10%, 50%, 75%, or 100% of the offering is sold.

	10%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	0.0056	0.0056	0.0056	0.0056
Net Tangible Book Value Per Share After Stock Sale	0.0054	0.0166	0.0223	0.0274
Increase in Net Book Value Per Share Due to Stock Sale	(0.0002)	0.0110	0.0168	0.0218
Loss (subscription price of $.10 less net tangible book value per share)	0.0946	0.0834	0.0777	0.0726

Assuming all the shares are sold, the following table illustrates the pro forma per share dilution:

Price to the Public (1)

Net tangible book value per Share before Offering (2)

Increase Attributable to purchase of Stock by New Investors (5)

Net tangible book value per Share after Offering  (3), (4)

Immediate Dilution to New Investors (6)

Percent Immediate Dilution to New Investors (7)

$ 0.10 $0.0056 $0.0218 $0.0274 $0.0726 72.6%

(1)

Offering price per equivalent common share.

(2)

The net tangible book value per share before the offering is determined by dividing the number of shares of common stock outstanding into the net tangible book value of Safer.

(3)

The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to Safer from the current offering less the unpaid offering costs of $8,000. (Total estimated offering costs of $17,000 less paid offering costs of $9,000)

(4)

 The net tangible book value per share after the offering is determined by dividing the number of shares that will be outstanding after the offering into the net tangible book value after the offering as determined in (3).

(5)

The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering.

(6)

The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value.

(7)

The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the price to the public.

These two paragraphs compare the differences of your investment in our shares with the share investment of our existing stockholders, the officers and directors of Safer. The existing stockholders have purchased a total of 2,300,000 shares for an aggregate amount of $23,000, at the price of $0.01per share.  Your investment in our shares will cost you $0.10 per share.  In the event that this offering is fully subscribed the book value of the stock held by the existing stockholders will increase by $0.0218 per share, while your investment will decrease by $0.0726 per share.

If this offering is fully subscribed, the total capital contributed by new investors will be $80,000.00.  The percentage of capital contribution will then be 22.3% for the existing stockholders and 77.7% for the new investors.  The existing stockholders will then hold, as a percentage, 74.2% of the issued and outstanding shares of Safer, while the new investors will hold, as a percentage, 25.8%.

Item 7.

Selling Security Holders

Our current shareholders are not selling any of the shares being offered in this prospectus.

Item 8.

Plan of Distribution

Upon effectiveness of this registration statement, we will conduct the sale of shares we are offering on a self-underwritten, best–efforts basis.  There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. The officers and directors of Safer, Ms Jean L. Blanchard, Ms. Melissa Blanchard and Mr. Stephen Lisik, will sell securities on behalf of Safer in this offering.  They will rely on Rule 3a4-1 to sell Safer’s securities without registering as broker-dealers.  They are serving as officers and directors for or on behalf of Safer otherwise than in connection with transactions in securities, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months. Our officers and directors will not receive commissions or other remuneration in connection with their participation in this offering based either directly or indirectly on transactions in securities.  Our officers and directors intend to contact people that they know from previous business relationships in connection with their efforts to sell the securities offered by this prospective.  Safer may also employ the services of an agent or intermediary to introduce Safer to prospective subscribers to the offering in the event that the efforts of our officers & directors are not effective. In such event, Safer is prepared to pay commissions or finder’s fees of up to 10% of the proceeds from the offering.   In the event that Safer does employ the services of an agent or intermediary, and such agent or intermediary is acting as an underwriter, Safer will file a post effective amendment to name such underwriter, disclose the material terms of the underwriting, disclose the material terms of such underwriting agreement and file such as an exhibit.

We plan to offer our shares to the public, at a price of $0.10 per share, with no minimum amount to be sold.  The officers, directors and existing shareholders and affiliates will not purchase any shares under this offering.  We will keep the offering open until we sell all of the shares registered, or August 31, 2005, which ever occurs first.  There can be no assurance that we will sell all or any of the shares offered.  We have no arrangement or guarantee that we will sell any shares.  All subscription checks will be made payable to Safer Residence Corporation.

Any changes to the material terms of the offering after the registration statement’s effectiveness will terminate this offering and would require Safer Residence to undertake a new offering that may be made by a post-effective amendment to the registration statement rather than a new registration statement.  Examples of material changes may include extension of the offering period, change in the offering price, and change in the application process.

Item 9.

 Legal Proceedings

Safer Residence Corporation is not a party to any pending legal proceedings.

Item 10. Directors, Executive Officers, Promoters and Control Persons

Jean L. Blanchard, President, Member of the Board, age 47

Ms. Jean L. Blanchard has served as our President and a member of the Board of Directors since July 7th, 2004.  The term of her office is for two years and thereafter renewable on an annual basis.  Ms. Blanchard also served Secretary/Treasurer from July 7th until her resignation August 19th.  Jean Blanchard is the aunt of Melissa Blanchard.

Ms. Blanchard is presently employed at Emergency Communication for South Western British Columbia (“Ecomm”).  Ecomm is located in Vancouver, British Columbia.  She performs the duties of a 911 communications operator and a Vancouver Police Radio Dispatcher.  Ms. Blanchard has been in this line of work since September 1990, where she began her career as a 911 communications operator for the Greater Vancouver Regional District working out of the Vancouver Police Department.  Her position was then transitioned over to Ecomm, when that company became operational in 1999.  Ms Blanchard is responsible to taking 911 emergency calls from the general public and business world and creating computer-generated calls for dispatch to the Vancouver Police.  Ms Blanchard is also responsible for transferring calls to other police, fire and ambulance agencies within the Greater Vancouver Regional District.  At other times her duties will also include working on the radio, dispatching emergency calls to the Vancouver Police.

Training new employees as report takers and/or as 911 call takers is included in her duties at Ecomm.  Her position also includes preparing written evaluations on probationary employees and 911 call takers.  Ms. Blanchard most recently worked with the computer section of Ecomm in the assisting of researching, verifying and locating newly created addresses within the Greater Vancouver Regional District to be added to the Automated Name Information/Automated Location Information (“Ani/Ali”) software program of Ecomm’s computers.

From June 2002 to February 2004, Ms. Blanchard served as Secretary and Treasurer and on the Board of Directors for Old Goat Enterprises, Inc., a public reporting company, which is located in Burnaby, British Columbia, and markets specialty personal care products.

Prior to her 14 years as a 911 emergency communications operator/police dispatcher Ms. Blanchard worked in the private sector.  From March 1989 through August 1990 she was a fulltime dispatcher/service clerk for Copytron, a photocopy company in Vancouver, British Columbia.  During this same time period she also worked part time as an alarm monitor for Kastle Security, a company in Vancouver that installed and monitored residential and business alarms.  Her duties included scheduling customer service calls and installations, keeping customer files updated, monitoring the alarms and notifying police agencies if an alarm signal was received.

Ms. Blanchard currently spends up to twenty (20) hours a week doing Safer’s work. Upon completion of this Offering, she will be prepared to devote approximately thirty (30) hours per week to Safer’s business.

Ms. Blanchard is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Melissa Anne Blanchard, Secretary/Treasurer, Member of the Board, age 23

Ms. Melissa Blanchard has served as Secretary/Treasurer and Director since August 19, 2004.  The term of her office is for one year and is renewable on an annual basis.  Melissa Blanchard is the niece of Jean Blanchard.

Ms. Blanchard is presently self-employed as an Independent Research Contractor.  She has been signed with Friedman Communications as a freelance research analyst since January 2004.  Her present contract has her involved in research regarding “Indian Residential Schools Resolution Canada”.  She will be researching abuse claims for the Federal Government of Canada.

From June 2003 to November 2003, Ms. Blanchard worked as Sales Coordinator at Destinations West Marketing a company involved in the Tourism Industry in Vancouver, British Columbia.

Ms. Blanchard graduated from University of British Columbia (“UBC”), located in Vancouver, British Columbia, in May 2004 with a Bachelor of Arts, majoring in sociology.

While attending UBC, and during summers between study years, Melissa also worked.  From August 2001 to July 2003 she was the hostess at Chianti Café located in Vancouver, British Columbia.  From August 1998 to July 2001 she worked at several positions during her time with Trolls Restaurant, Vancouver, British Columbia where she was a hostess, bartender and busser.  During her high school years Ms Blanchard worked from June 1998 to September 1998 as the receptionist at Stuart Alexander Hair Salon, Vancouver, British Columbia where she was responsible for booking appointments and handling clerical duties.

Ms. Blanchard is currently devoting approximately ten (10) hours a week of her time to Safer. Although Ms. Blanchard is working full time, her flexible work-week allows her blocks of time which she is able to direct towards Safer’s business development during the business week.  Ms. Blanchard is prepared to spend up to twenty five (25) hours as week of her time in the long term, and as much as thirty (30) hours per week during the critical first 6 months of operations.

Ms. Blanchard is not an officer or director of any reporting company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission.

Stephen Brent Lisik, Member of the Board, age 44

Mr. Stephen Lisik has served on the Board of Directors since August 19, 2004.

Mr. Lisik has been employed in Coquitlam by the British Columbia Sheriff’s Department from September 1990 to present.  He is a Deputy Sheriff with the Law Enforcement Agency for the British Columbia Court System.  Prior to his 14 years of fulltime employment with the Sheriffs Department, Mr. Lisik spent 10 years in the security industry.  He spent the last four of those years, January 1988 to September 1991 working for Metropol Security.  While with Metropol his job description was Alarm Response, Staffing, and Security Consulting.

Before beginning his tenure as a Deputy Sheriff, Mr. Lisik studied at the British Columbia Justice Institute where he received a Certificate in Sheriffs Block Training and Hostage Survival.  In addition he as taken Occupational Health and Safety: Train the Trainer, Occupational Health and Safety Officer, Basic Arbitration, and Basic Criminalistics courses.

Mr. Lisik’s current employment only allows him to devote approximately ten (10) hours a week on Safer’s business development. However, upon completion of this Offering, he is prepared to spend up to fifteen (15) hours as week of his time in the long term, and as much as twenty (20) hours per week during the critical first 6 months of operations.

Mr. Lisik is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of Safer owning 5% or more of the common stock, and shares owned by Safer’s directors and officers as of December 31, 2004:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class[i]
Common	Jean L. Blanchard Director, President 209-601 North Road Coquitlam, British Columbia, V3J 1P1	1,700,000	73.92%
Common	Melissa Blanchard Director, Secretary/Treasurer 204, 1255W – 13 Avenue Vancouver, British Columbia, V6H 1N5	300,000	13.04%
Common	Stephen Lisik Director 205, 329 North Road #259 Coquitlam, British Columbia, V3K 6Z8	300,000	13.04%
Common	Significant shareholders, directors and officers as a group (3)	2,300,000	100. %

 The percentage of class is based on the total number of shares outstanding of 2,300,000.

Item 12. Description of Securities

Common Stock

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $.001 par value.  Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by the By-Laws of Safer.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Safer, holders are entitled to receive, ratably, the net assets of Safer available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of Safer’s common stock are issued, the relative interest of then existing stockholders may be diluted.

Item 13. Interest of Named Experts and Counsel

Safer has not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in Safer, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of Safer.

Item 14. Disclosure of Commission Position of Indemnification for Securities Liabilities

The Nevada General Corporation Law requires Safer to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of Safer and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Section 10 of Safer Residence Corporation’s bylaws, Safer is authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations. Such limitations are:1) included in the description found in the two (2) immediately preceding paragraphs; and 2) Safer Residence shall not indemnify any directors seeking indemnification in connection with a proceeding (or part thereof) initiated by such director, except where such proceeding or part thereof was authorized by the Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling Safer pursuant to the foregoing provisions, Safer has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years

See “Certain Relationships and Related Transactions”, Item 19, below.

Item 16. Description of Business

Business Development

Safer Residence Corporation was incorporated on July 7, 2004, in the State of Nevada.  We have not yet begun our business operations and we currently have no revenue and no significant assets. Safer has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.  Since becoming incorporated, Safer has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.  Safer is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither Safer nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

We are in the process of establishing ourselves as a home security assistance service.  We intend to offer a multi-functional range of services to aid in residential security, as well as provide assistance to those who become victims of property crime.  We believe that by offering our clients security recommendations, recording information of valuables, and acting as a liaison to police, insurance agencies and other businesses in the event of a property crime we will fill a void within the present security industry.

Statistics tell us that property crimes represented 56% of all Criminal Code offences in British Columbia during 2002.  Of all property crime 19% is accounted for by break and enter offences.  During 2002, the police reported 50,434 break and enter offences throughout British Columbia.   While the number of break and enter offences have fluctuated in the past decade and a downward trend was recorded in 2002 the alarming fact remains that during that same year 51% of the total break and enter offences occurred in homes. The clearance rates for property crimes have decline over the past 10 years. The overall clearance rate for break and enter offences alone has averaged approximately 10% in the last decade. However, in 2002 the clearance rates for break and enter offences were at only 9%. The result is that the majority of stolen property is never recovered, compounding the victimization of those who have experienced this type of crime. For further information on statistics provided visit

www.pssg.gov.bc.ca/police_services/publications/summary_statistics/Chapter_3.pdf

The basis of our services will be to improve the possibility of victims reclaiming their stolen property.  Safer Residence Corporation intends to provide options and services, including assistance before, during and after, to clients who have become the victims of a break and enter.  Safer’s business plan will also include aiding our customers with the filing of insurance claims and documentation to those who have become victims of fire or vandalism.

From the inception of Safer’s business plan we have set out to build a security assistance program that is different from that offered in the existing security market.

Principal Products and Services

We plan to offer on-site security consultations and recommendations regarding such items as locks, lighting and alarms, to enhance our customers personal and premise safety.  Our service will include recording our client’s premises and valuables using video and digital cameras.  As well, corresponding serial numbers, identifying marks and estimates, if available, will be logged.  We plan to also include offering the service of “marking” items for identification purposes. We are planning our business to encompass areas of home security and services that presently are not found incorporated together in this current business arena.

In the event of a break and enter, fire or vandalism we will be able to provide our clients with a copy of their recorded information, video tape, digital photographs, serial numbers, etc.  We believe this organized and catalogued format of information will greatly aid our customers in assessing their loss as well as providing important accuracy and detail to their police report and insurance claim.

In cases of break and enter, with our clients permission, we plan to also provide their list of stolen property, including photographs, serial numbers, identifying marks to police property offices and local pawn brokers.

A further service Safer will provide to those customers that are victims of break and enter will be to keep them apprised of information regarding police recoveries of stolen property.  Also our clients will be notified of the dates, times and locations of police held public auctions for unclaimed “found” or recovered property.

The Market

In our business plan we see our market as having two very viable sources.  Firstly, we will be directly targeting the residential market of the Greater Vancouver Regional District.  The Greater Vancouver Regional District is a partnership comprised of 21 municipal areas and one electoral area that make up the metropolitan area of Greater Vancouver. This area has a population of just over two million today.  By 2021 the expected population is estimated to be 2.7 million residents. See www.gvrd.bc.ca/about/index.htm for these statistics.

This same area recorded over 250,000 reported criminal code offences of which 56% were property crimes of one nature or another during 2002.  Statistics at

www.pssg.gov.bc.ca/police_services, http://www.publications/crime_rates_burdens/muncr.pdf;   www.pssg.gov.bc.ca/police_services/publications/summary_statistics/Chapeter_3.pdf

Our second targeted market within the Greater Vancouver Regional District will be the insurance industry.  We believe we can provide a service to the local residential insurance providers. Insurance companies, working in conjunction with Safer, will be greatly aided by our accurate documentation of their client’s property and valuables if or when a claim is filed.

At this time, Safer has no plans to expand beyond the municipalities of the Greater Vancouver Regional District.

Competition and Competitive Strategy

As a new provider of security services, Safer will be in a start up position compared to companies already operating in the security industry.  Our competitive philosophy will be based on our ability provide services that we believe are needed by homeowner’s but not presently provided by other companies.  At present there are other companies that perform the task of video taping property within the targeted market area, however, the majority of these operations focus on commercial and industrial businesses leaving the consumer/residential  market largely unserviced.

While Safer will be offering new options and services to residential clients there are some areas of the home security business that we will not become involved in or offer.  Other companies offer electronic alarm installation and monitoring. Safer will not venture into this area of the market. The service of onsite security personnel is another avenue of service that our competitors offer that Safer will not enter into.  Some existing companies also provide the installation of security devices such as bars, door lock shields, and high security locks.  At Safer our service will only include onsite security reviews which may result in a recommendation to install such devices.  If such recommendations are made, Safer will provide a contact list of reputable companies that perform these installations.

Some may perceive insurance companies to be in competition with Safer, however, we see them as another possible customer and Safer as an extension of the service they offer a community.  Our precise documentation procedures, follow-up service and information sharing, in the event a break and enter or fire occur, are designed to assist both the victim of the crime and the insurance company.  Also, in the case of a residential fire the customer’s information will still be safe and available.

Distribution

The marketing of Safer Residence Corporation will be done using some traditional avenues of advertising.  Safer will be placing an advertisement in the various local yellow pages.  We will also employ networking with local interest groups such as Community Leagues, Seniors Groups, and The Welcome Wagon.  Flyers will be made available to these groups for distribution.  Another initial market plan is to offer free seminars on residential safety tips through Strata Councils, Church groups and associations for new Immigrants.  The use of community service announcements on public television for our free seminars is also planned.

Safer will create and register a website.  When the websites is registered Safer will use metatags, which are keywords sensitive to content or words that will describe the content of the site.  As well Safer will use titles that will ensure that our domain name is prominently listed in most search results.  Our own research has shown it would also be beneficial for Safer to have mutual interest links on special interest sites broadening our contact base and exposure.  This would allow Safer to draw on an already established Internet user cliental.

Another avenue for marketing will be the use of our transportable Kiosk.  We will use the kiosk and portable display to reach potential customers at trade and convention shows throughout the Greater Vancouver Regional District.  This will also include a display at the yearly Pacific National Exhibition held in the city of Vancouver in the late summer.

 Research has shown us that kiosk sites are available in most major shopping malls in the Greater Vancouver Regional District.  They can be rented on a daily, weekly, and monthly basis.  We believe these sites can be easily adapted to fit our needs for short-term marketing thrusts.  Our goal is to use kiosk sites that are easily accessible and situated in high traffic areas

Dependence on One or a Few Major Customers

We see Safer’s market place, the Greater Vancouver Regional District, as being an ‘ever growing’ source of customers.  The largest of the 21 municipalities that make up the Greater Vancouver Regional District is the City of Vancouver.  For the past 30 years the population of Vancouver has been growing steadily and is now well over half a million.  As of 2001 the number of dwellings in the City of Vancouver was at 236,520.  The population growth is currently averaging 6,000 more people in the city each year.  By the year 2021, Vancouver is estimated to have a population of 635,000.  Vancouver has a Regional Context Statement and using 1996 as the base year, the RCS shows that zoning already in place could accommodate between 50,000 to 66,000 additional dwellings.  At Safer we see these new residences as an ever-expanding potential for new clients.  Statistics quoted can be seen at:

www.city.vancouver.bc.ca/commsvcs/cityplans/populationhousing/insightsintopopulationhousing.htm

The City of Vancouver is just one of the many municipalities that make up the Greater Vancouver Regional District experiencing a building boom of new residential developments.  With Vancouver as the host city for the 2010 Winter Olympics this trend is very likely to continue leading up to and after this world event.

Due to the nature of our business we do not see Safer being limited or dependant on one or a few major customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry, or any of the products or services that we plan to provide that would give cause for any patent, trademark or license infringements or violations. Our company has not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Governmental Controls and Approvals

In regards to both the retail and the customers service parts of our business, the major area for government control or need for government approval would be concerning business licensing. The company will acquire any necessary local municipal business licenses.

All of the products being offered for sale will be purchased from reputable wholesale distributors and manufactures and will carry the necessary Government and industry standard approvals.  The company does not intend to sell products that are restricted or regulated in Canada.

The company will not have any employees during the next year. Upon commencement of operations and the recruitment of employees, Labor Standards and Occupational Health and Safety rules and regulations would be the standards which the company would have to meet.  If the company were in violation of these standards, then employees would have avenues to register their concerns and these regulators would investigate, report and require the company's compliance.

Existing or Probable Government Regulations

Other than the licensing requirements discussed above, there are no other types of Government regulations existing nor are we aware of any regulations being contemplated that would adversely affect Safer’s ability to operate.

Research and Development Activities and Costs

Our directors and officers have undertaken limited research and investigation to date regarding type and supply of product.  We do not have any plans for additional research or development during the term of this prospectus.

Compliance with Environmental Laws

There are no environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future that address issues specific to our business.

Facilities

We do not own or rent facilities of any kind. At present we are operating from the offices of our President, Ms. Jean Blanchard, who provides this space free of charge.  We will continue to use this space for our executive offices for the foreseeable future. When we have raised enough funds from this offering, or alternatively, when we have earned sufficient revenue from the sales, we may also consider renting office/warehouse space after the first year of operations.

Employees

Safer has no employees at the present time. The officers and directors are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth.

We have no intention of hiring employees until the business has been successfully launched and we have sufficient, reliable revenue flowing into Safer from our operations.  Our officers and directors will do whatever work is necessary to bring our business to the point of having positive cash flow by earning revenues from Internet sales, kiosk sales and contract sales.

Human resources planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.  However, we do not expect to hire any employees within the first year of operations.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. Safer uses words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in the section entitled “RISK FACTORS” and elsewhere in this prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or general economic conditions and those other factors set out in this prospectus.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934 such as quarterly reports on Form 10-QSB and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation

Safer Residence Corporation is a development stage company with no operations, no revenue, no financial backing and few assets.  We are in the process of establishing ourselves as a company that provides our customers with a home security assistance service.  We intend to offer a multi-functional range of services to aid in residential security, as well as provide assistance to those who become victims of property crime.

Safer currently does not have the $80,000.00 needed to develop our proposed website, create our marketing material, or market our home security services.   Nor, at this time, do we have a source to supply the necessary funding if we are unsuccessful in raising the capital through this offering.  At Safer, we believe that it will take from two (2) to three (3) months to raise the necessary capital for completion of the development of the business after this prospectus becomes effective.

Safer believes individuals and families today desire to feel more secure in their everyday surroundings. We believe there is a growing need for residential security options and services.  Consequently, we will assist our customers in making and putting into action a plan which is tailored to their particular needs.  While Safer will recommend and promote taking all reasonable measures to protect ones home and property our company’s focus will be to also provide services to help our customers who become victims of crime deal effectively and efficiently with the needs and issues that arise from a criminal offence. We believe that by offering our clients security recommendations, recording information of valuables, and acting as a liaison to police, insurance agencies and other businesses in the event of a property crime we will fill a void within the present security industry.

During the first stages of Safer Residence Corporation’s growth, the officers and directors will be solely responsible for operations of the company.  As our intention is to operate with very limited administrative support, the officers and directors will continue to be responsible for these duties for a minimum of one (1) year from the commencement of Safer’s operation, receiving no financial remuneration.

Safer’s marketing strategy will be to offer local homeowners and renters alike an alternative full service program for their premise security.  How quickly Safer can generate revenue and how much revenue is generated will be the determining factor on how long our company can meet its cash requirements and whether Safer will require additional outside funding over the next twelve (12) months.  To date, Safer only has funds available to complete the expenses of this offering.

If Safer is unable to raise additional funding through this offering or from other sources, we will not be able to survive more than several months.  If that is the case, it will be critical that we begin to realize revenues as quickly as possible.  To survive past our first year of operation Safer would require additional funding from either outside sources or from company reserves.  At this time, however, there are no anticipated sources of additional funds in place.

If we can raise funding through this offering, or begin collecting revenues from operations within the next six (6) months of this prospectus becoming effective we are confident we can meet our financial obligations and pursue our plan of operations.

During the first year of operations there are no plans or expectations to purchase or sell any significant equipment.  The management team at Safer has no plans to hire any employees during the first year of our business operation.

Our first year of operations will have us concentrating our efforts exclusively on building our client base in the Greater Vancouver Regional District within the Province of British Columbia.  As we develop business experience and financial growth through our generated revenues we may consider expanding Safer’s business area to include the nearby municipalities and cities within the region known as the Lower Mainland of British Columbia.  At present we do not have plans to move outside of British Columbia, Canada.

The purchase of digital and video cameras that will be needed to launch our business is anticipated during the fourth month of operations after this prospectus becomes effective. There will be no new computer purchases or upgrades needed at this time as each member of the management team have systems compatible for the work needed in conjunction with the photographic equipment purchased.  Once this equipment is purchased, Safer will be fully operational.  Each officer or director of our management team will initially operate from his or her residence.

In addition to the video equipment, we will need to have RCMP clearance, bonding and liability insurance in place.  Stationary, business cards and promotional materials will need to be purchased.  Depending on the amount of funding raised through this offering, our estimated cost to do these initial requirements is between $8,000 and $15,000.

The next step in the launch of Safer Residence Corporation will be to design and build our website.  At present we are investigating and evaluating certain potential domain names, all of which contain the word “safe or safer”.  The registration of our website domain name will be implemented once a decision has been made regarding our chosen domain name.   As well, when registering our website, Safer plans to include keyword sensitive content, or words that describe the content of the site.  Also, to ensure that our domain name is listed prominently in search results for most search returns we will make use of titles. Our website will provide us with exposure to the general market place and will include information such as the basics and uniqueness of Safer’s service features.  The use of factual information and statistics will also be found on our website.

Our website will have the facility for prospective clients to contact us with questions and enquiries.  Web server space will be contracted from a local Internet Service Provider (ISP).  The Internet Service Provider has not been selected as of yet.  Within the first six (6) months we expect that our site will be fully developed by which time the budgeted amount of $4,000 will be expensed.

Phase three of our plan of operation will be to complete the development of our promotional material.  This will include having brochures designed and printed.  We expect by the seventh (7th) month to have sufficient promotional and support material to begin developing our customer base using free seminars that Safer plans to put on through various community based organizations and outlets.  Safer’s seminars will focus on providing citizens with the full range and uniqueness of Safer’s direction in home security.  Facts and figures such as those quoted in this prospectus will be presented to highlight the ever increasing need for home security options and services.  The reality of necessary home security and follow-up services will be presented against the backdrop of crime statistics and trends at each of our seminars.  We intend to have a simple, cost effective promotional display with a fifteen minute video or PowerPoint-type presentation.  This short presentation would also be easy to distribute in a CD Rom format or on the website.  Attendees will be able to ask questions regarding our services, book security assessment appointments and pick up our brochures for future reference and consideration.

Our goal for the tenth (10th) month is to have the transportable kiosk ready and operational.  We are planning to set up our kiosk to provide information on our services at conventions, trade shows and the annual Pacific National Exhibition held in the City of Vancouver.  Since we have been advised that pre-existing kiosk facilities are available for rent on a daily or weekly basis, we will also plan to use such facilities for periodic intensive marketing campaigns.  The kiosk will be staffed by one of your management team and our potential customers will be able to ask questions, get brochures and book home security assessment appointments at the kiosk.

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity, for the twelve (12) month period upon effectiveness of this prospectus.

Expenses

Legal and Accounting

Website Development

Marketing and Promotions

Security Clearance, Bonding and Insurance

Office Equipment and Supplies

Camera, Video and Marking Equipment

Transportable Kiosk and Portable Display

Internet Presence and Telecom Service

Miscellaneous Administrative Costs

Total

8,000 1,000 6,000 2,000 2,000 4,000 3,000 3,000 1,000 $30,000

The following chart provides an overview of our budgeted expenditures by major area of activity, for the twelve (12) month period upon effectiveness of this prospectus based on the premise we will raise the entire $80,000 we are seeking from this offering.

Expenses

Legal and Accounting

Website Development

Marketing and Promotions

Security Clearance, Bonding and Insurance

Office Equipment and Supplies

Camera, Video and Marking Equipment

Transportable Kiosk and Portable Display

Kiosk Renovations and Rent

Internet Presence and Telecom Service

Travel and Hospitality

Miscellaneous Administrative Costs

Total

10,000 4,000 25,000 2,000 10,000 11,000 12,000 5,000 3,000 1,000 1,000 $84,000

The above expenditure items are defined as follows:

Legal and Accounting Fees:  This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. It will also cover the cost of preparation of agreements and documents when appropriate.  We expect to be making these expenditures throughout the year, commencing on the effective date of the registration statement in which this prospectus is included.

Website Development:  This expense is the cost associated with development of our website. Initially the website will be used to introduce our service and products that will be available. Eventually, it will be developed sufficiently to take orders and respond to queries. We intend to design and build our website within six months of the effective date the registration statement in which this prospectus is included.

Marketing and Promotions: This item refers to the cost of our marketing campaign during the next twelve months.  It includes the cost of providing customers with product and service information. It will also include the printing of our information brochure, producing our power-point presentation, and the cost of seminars to assist us in creating a market for our services and products.

Security Clearance, Bonding and Insurance:  This expense item is for the costs of acquiring RCMP Clearance as well as basic business and liability insurance coverage for the company for the next twelve months.  It will also include bonding that may be required.

Office Equipment and Supplies: This expenditure refers to items such as printer, photocopier, fax machine, scanner, telephone system, shredder, binding machine, fire retardant filing cabinets, magnetic white boards, industry-related phone directories and catalogues, industry specific magazines and periodicals and other similar office requirements. It also includes office furniture such as desks as well as computer software and hardware as required.

Camera, Video and Marking Equipment:  This expense refers to the purchase of camera and video equipment that will be used for documentation of valuables and insurable items for the company clients.  The marking equipment also will be used for identifying their possessions.  Safer expects to begin making these purchases during the fourth month of operations after the closing date of the offering.

Transportable Kiosk and Portable Display: This item refers to the cost to design and build a movable kiosk and portable display acceptable for our use.  The kiosk will be set up as a temporary retail outlet center for the company at seminars, trade shows, conventions, and local mall exhibits.  The display unit will be used as part of the kiosk display as well as independently from the kiosk to provide a corporate presence and marketing outlet. Safer intends to have construction of the display and kiosk completed and operational within the first year of operations.

Kiosk Renovations and Rent:  This expense covers the cost of renting kiosk facilities in shopping malls on a daily or weekly basis for periodic intensive marketing campaigns during the first twelve months of operations.  Since these mall sites may or may not require minor alterations to be best suited to our needs such expenses are included

Internet Presence and Telecom Services:  This item refers to the cost of hosting our website and basic monthly telephone and fax services for the twelve month period following the effective date of the registration statement in which this prospectus is included.

Travel and Hospitality:  This expense covers the cost of travel to liaison with specific interest groups, security associations, trade shows and conventions.

Miscellaneous Administrative Expenses:  This expense refers to any small miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items.

As previously noted, we have raised $23,000 from the sale of stock to affiliates, officers and directors.  To date we have expensed $9,000 of the expenses associated with this offering, which we anticipate to total $17,000.  Since we currently have $14,712 cash on hand, after paying current liabilities and the remaining costs to complete this offering of $8,000, we expect to have approximately $4,900 excess funds to apply to our expenditures during the twelve (12) month period after the effectiveness of the prospectus.  Should we raise the entire $80,000 we are seeking from this offering together with the $4,900 cash after the remaining offering expenses are paid, management is of the opinion that no further funds need be required for the operation of Safer’s business for the twelve month period following the completion of this Offering.

If we fail to raise at least $25,000 of the $80,000 we are seeking from this offering, then we will have to find other methods to raise additional funds. At this time, there are no anticipated sources of additional funds in place.

We are confident we can meet our financial obligations and pursue our plan of operations if we can raise the amount of funding as contemplated by this Offering and begin collecting revenue from operations within the first six months of this prospectus becoming effective.

Item 18. Description of Property

Safer does not own any property, real or otherwise.  For the first year, we will conduct our administrative affairs from the office located in the home of the President, at no cost to Safer.

We do not have any investments or interests in any real estate. Safer does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions

Other than the stock transactions discussed below, Safer has not entered into any transaction nor are there any proposed transactions in which any director, executive officer, shareholder of Safer or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On July 7, 2004, Ms. Jean Blanchard, a member of the board of directors, purchased 1,700,000 shares of common stock at a price of $0.01 per share for a total price of $17,000. On August 19, 2004 an additional 600,000 shares were issued to two shareholders at a price of $0.01 per share for a total of $6,000.  Mr. Stephen Lisik and Ms. Melissa Blanchard, both members of the board of directors, each purchased 300,000 shares.

There are no promoters being used in relation to this offering.  No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on behalf of Safer.  We have not entered into any agreements that require disclosure to our shareholders.

Item 20. Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for our stock, and we have not applied to have Safer’s common stock listed.  We intend to apply to have our common stock quoted on the Over-the-Counter/Bulletin Board (“OTC/BB”).  No trading symbol has yet been assigned.

Rules Governing Low-Price Stocks that May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system.  Upon the registration statement in which this prospectus is included becoming effective, we will apply for quotation of our common stock on the OTC/BB.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Safer’s common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks".  Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities.  The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock.

Holders

As of the filing of this prospectus, we have three (3) shareholders of record of Safer common stock.

Rule 144 Shares.

A total of 1,700,000 shares of the common stock will be available for resale to the public after July 7, 2005; and an additional 600,000 shares of the common stock will be available for resale to the public after August 19, 2005 in accordance with the holding period, volume and manner of sale limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of Safer’s common stock then outstanding which, in this case, will equal approximately 31,000 shares as of the date of this prospectus; or the average weekly trading volume of Safer’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Safer. Under Rule 144(k), a person who is not one of Safer’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are Safer affiliates hold all of the 2,300,000 shares, which may be sold pursuant to Rule 144 after August 19, 2005.

Dividends.

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit the ability of Safer to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend: Safer would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Difficulty to Resell Safer Stock, As the Company Has No Expectations to Pay Cash Dividends In The Near Future

The holders of our common stock are entitled to receive dividends when, and if, declared by the Board of Directors.  We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business.  To date, we have not paid cash dividends on our common stock.  This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

Item 21. Executive Compensation

The officers have not currently received and are not accruing any compensation.  The officers anticipate that they will not receive or accrue any compensation during the first year of operations.

Item 22. Financial Statements

The audited financial statements of Safer appear on pages 27 through 35:

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

Not applicable.

SAFER RESIDENCE CORPORATION

(A Development Stage Company)

FINANCIAL STATEMENTS

SEPTEMBER 30, 2004

(Stated in U.S. Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Safer Residence Corporation

(A development stage company)

We have audited the accompanying balance sheet of Safer Residence Corporation (a development stage company) as at September 30, 2004 and the related statements of operations, cash flows, and stockholders’ equity for the period from inception, July 7, 2004, to September 30, 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of the Company as at September 30, 2004 and the results of its operations and its cash flows for the period indicated in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1(c) to the financial statements, the Company has incurred a net loss of $2,701 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its development activities.  These factors raise substantial doubt that the Company will be able to continue as a going concern.  Management’s plans in regard to these matters are also discussed in Note 1(c).  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada

                                                                                                                      /s/Morgan & Company

November 1, 2004                                                                                                                Chartered Accountants

SAFER RESIDENCE CORPORATION

(A Development Stage Company)

BALANCE SHEET

SEPTEMBER 30, 2004

(Stated in U.S. Dollars)

ASSETS

Current
Cash and cash equivalents	$21,799

LIABILITIES

Current
Accounts payable and accrued liabilities	$1,500

STOCKHOLDERS’ EQUITY

Capital Stock
Authorized:
75,000,000 common shares, par value $0.001 per share

Issued and outstanding:
2,300,000 common shares	2,300

Additional paid-in capital	20,700

Deficit Accumulated During The Development Stage	(2,701)
20,299

$21,799

The accompanying notes are an integral part of these financial statements

SAFER RESIDENCE CORPORATION

(A Development Stage Company)

STATEMENT OF OPERATIONS

PERIOD FROM INCEPTION, JULY 7, 2004, TO SEPTEMBER 30, 2004

(Stated in U.S. Dollars)

Revenue	$-

Expenses
Office and administration	265
Organizational costs	936
Professional fees	1,500

Net Loss For The Period	$2,701

Basic And Diluted Loss Per Share	$(0.01)

Weighted Average Number Of Shares Outstanding	2,000,000

The accompanying notes are an integral part of these financial statements

SAFER RESIDENCE CORPORATION

(A Development Stage Company)

STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION, JULY 7, 2004, TO SEPTEMBER 30, 2004

(Stated in U.S. Dollars)

Cash Flows From Operating Activities
Net loss for the period	$(2,701)

Adjustments To Reconcile Net Loss To Net Cash Used By Operating Activities
Accounts payable and accrued liabilities	1,500
(1,201)

Cash Flows From Financing Activity
Share capital issued for cash	23,000

Increase In Cash	21,799

Cash And Cash Equivalents, Beginning Of Period	-

Cash And Cash Equivalents, End Of Period	$21,799

Supplemental Disclosure Of Cash Flow Information
Cash paid for:
Interest	$-
Income taxes	-

The accompanying notes are an integral part of these financial statements

SAFER RESIDENCE CORPORATION

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

PERIOD FROM INCEPTION, JULY 7, 2004, TO SEPTEMBER 30, 2004

(Stated in U.S. Dollars)

				DEFICIT
	CAPITAL STOCK			ACCUMULATED
			ADDITIONAL	DURING THE
			PAID-IN	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

Inception, July 7, 2007	-	$-	$-	$-	$-

July 2004 – Shares issued for cash at $0.01	1,700,000	1,700	15,300	-	17,000
August 2004 – Shares issued for cash at $0.01	600,000	600	5,400	-	6,000
Net loss for the period	-	-	-	(2,701)	(2,701)

Balance, September 30, 2004	2,300,000	$2,300	$20,700	$(2,701)	$20,299

The accompanying notes are an integral part of these financial statements

SAFER RESIDENCE CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2004

(Stated in U.S. Dollars)

1.

NATURE AND CONTINUANCE OF OPERATIONS

a)

Organization

The Company was incorporated in the State of Nevada, United States of America, on July 7, 2004.  The Company’s year end is September 30, 2004.

b)

Development Stage Activities

The Company is in the development stage and has not yet realized any revenues from its planned operations.  The Company intends to establish itself as a company that provides customers with home security assistance services.

c)

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $2,701 for the period from inception, July 7, 2004, to September 30, 2004, and has no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its home security assistance services.  Management has plans to seek additional capital through a public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.

SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.

SAFER RESIDENCE CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2004

(Stated in U.S. Dollars)

2.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

b)

Organizational and Start-Up Costs

Costs of start-up activities, including organizational costs, are expensed as incurred.

c)

Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7.  The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

d)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period.  Actual results could differ from these estimates.

e)

Foreign Currency Translation

The Company’s functional currency is the U.S. dollar.  Transactions in foreign currency are translated into U.S. dollars as follows:

i)

monetary items at the rate prevailing at the balance sheet date;

ii)

non-monetary items at the historical exchange rate;

iii)

revenue and expense at the average rate in effect during the applicable accounting period.

f)

Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 – “Accounting for Income taxes” (SFAS 109).  This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes.  If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

g)

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At September 30, 2004, the Company had no stock equivalents that were dilutive and, therefore, none were included in the earnings per share computation.

h)

Financial Instruments

The carrying value of the Company’s financial instruments consisting of cash, and accounts payable and accrued liabilities approximate their fair value due to the short term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

i)

New Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.

SAFER RESIDENCE CORPORATION

(A Development Stage Company)

INTERIM FINANCIAL STATEMENTS

DECEMBER 31, 2004

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

 SAFER RESIDENCE CORPORATION

(A Development Stage Company)

INTERIM BALANCE SHEET

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

	December 31, 2004	September 30, 2004 (Audited)

ASSETS

Current
Cash and cash equivalents	$14,712	$21,799

LIABILITIES

Current
Accounts payable and accrued liabilities	$1,793	$1,500

STOCKHOLDERS’ EQUITY

Capital Stock
Authorized:
75,000,000 common shares, par value $0.001 per share

Issued and outstanding:
2,300,000 common shares	2,300	2,300

Additional paid-in capital	20,700	20,700

Deficit Accumulated During The Development Stage	(10,081)	(2,701)
	12,919	20,299

	$14,712	$21,799

SAFER RESIDENCE CORPORATION

(A Development Stage Company)

INTERIM STATEMENT OF OPERATIONS

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

	Three month period ended December 31, 2004	Cumulative amounts from Date of Incorporation on July 7, 2004 to September 30, 2004 (Audited)	Cumulative amounts from Date of Incorporation on July 7, 2004 to December 31, 2004

Revenue	$-	$-	$-

Expenses
Organizational costs	0	936	936
Professional fees	7,293	1,500	8,793
Office and administration	87	265	352
	7,380	2,701	10,081

Net Loss For The Period	$(7,380)	(2,701)	$(10,081)

Basic And Diluted Loss Per Share	$(0.01)	$(0.01)

Weighted Average Number Of Shares Outstanding	2,300,000	2,000,000

There are no comparative figures for 2003 because the Company was incorporated on July 7, 2004

SAFER RESIDENCE CORPORATION

(A Development Stage Company)

INTERIM STATEMENT OF CASH FLOWS

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

	Three month period ending December 31, 2004	Cumulative amounts from Date of Incorporation on July 7, 2004 to September 30, 2004 (Audited)	Cumulative amounts from Date of Incorporation on July 7, 2004 to December 31, 2004

Cash Flows From Operating Activities
Net loss for the period	$(7,380)	$(2,701)	$(10,081)

Adjustments To Reconcile Net Loss To Net Cash Used By Operating Activities
Accounts payable and accrued liabilities	293	1,500	1,793
	(7,087)	(1,201)	(8,288)

Cash Flows From Financing Activity
Issuance of common shares	-	23,000	23,000

Increase In Cash During The Period	(7,087)	21,799	14,712

Cash, Beginning Of Period	21,799	-	-

Cash, End Of Period	$14,712	21,799	$14,712

Supplemental Disclosure Of Cash Flow Information
Cash paid for:
Interest	$-	-	$-
Income taxes	-	-	-

There are no comparative figures for 2003 because the Company was incorporated on July 7, 2004

SAFER RESIDENCE CORPORATION

(A Development Stage Company)

INTERIM STATEMENT OF STOCKHOLDERS’ EQUITY

PERIOD FROM INCEPTION, JULY 7, 2004 TO DECEMBER 31, 2004

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

				DEFICIT
	CAPITAL STOCK			ACCUMULATED
			ADDITIONAL	DURING THE
			PAID-IN	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

July 2004 – Shares issued for cash at $0.01	1,700,000	$1,700	$15,300	$-	$17,000
August, 2004 – Shares issued for cash at $0.01	600,000	600	5,400	-	6,000

Net loss for the year	-	-	-	(2,701)	(2,701)

Balance, September 30, 2004	2,300,000	2,300	20,700	(2,701)	20,299

Net loss for the period				(7,380)	(7,380)

Balance, December 31, 2004	2,300,000	$2,300	$20,700	$(10,081)	$12,919

SAFER RESIDENCE CORPORATION

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

DECEMBER 31, 2004

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

1.

BASIS OF PRESENTATION

While the information presented in the accompanying interim financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented.  Except as disclosed below, these interim financial statements follow the same accounting policies and methods of their application as the Company’s audited September 30, 2004 annual financial statements.  It is suggested that these interim financial statements be read in conjunction with the Company’s September 30, 2004 audited financial statements.

2.

NATURE AND CONTINUANCE OF OPERATIONS

a)

Organization

The Company was incorporated in the State of Nevada, United States of America, on July 7, 2004.  The Company’s year end is September 30, 2004.

b)

Development Stage Activities

The Company is in the development stage and has not yet realized any revenues from its planned operations.  The Company intends to establish itself as a company that provides customers with home security assistance services.

Based upon the Company's business plan, it is a development stage enterprise.  Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises.  As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

c)

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $10,081 for the period from inception, July 7, 2004, to December 31, 2004, and has no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its home

SAFER RESIDENCE CORPORATION

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

DECEMBER 31, 2004

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

2.

NATURE AND CONTINUANCE OF OPERATIONS  (Continued)

security assistance services.  Management has plans to seek additional capital through a public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

3.

SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

b)

Organizational and Start-Up Costs

Costs of start-up activities, including organizational costs, are expensed as incurred.

c)

Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7.  The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

SAFER RESIDENCE CORPORATION

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

DECEMBER 31, 2004

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

3.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

d)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period.  Actual results could differ from these estimates.

e)

Foreign Currency Translation

The Company’s functional currency is the U.S. dollar.  Transactions in foreign currency are translated into U.S. dollars as follows:

iv)

monetary items at the rate prevailing at the balance sheet date;

v)

non-monetary items at the historical exchange rate;

vi)

revenue and expense at the average rate in effect during the applicable accounting period.

f)

Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 – “Accounting for Income taxes” (SFAS 109).  This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes.  If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

g)

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At September 30, 2004, the Company had no stock equivalents that were dilutive and, therefore, none were included in the earnings per share computation.

SAFER RESIDENCE CORPORATION

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

DECEMBER 31, 2004

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

3.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

h)

Financial Instruments

The carrying value of the Company’s financial instruments consisting of cash, and accounts payable and accrued liabilities approximate their fair value due to the short term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

i)

New Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.

1.

COMMON STOCK

The Company’s authorized common stock consists of 75,000,000 shares with a par value of $0.001 per share.

On July 7, 2004, the Company issued 1,700,000 shares of common stock at a price of $0.01 for cash totaling $17,000.

On August 23, 2004, the Company issued 600,000 shares of common stock at a price of $0.01 for cash totaling $6,000.

2.

SUBSEQUENT EVENTS

The Company proposes to file a Form SB-2 Registration Statement to offer the public up to 800,000 common shares at $0.10 per share.

[OUTSIDE BACK COVER PAGE OF PROSPECTUS]

Dealer Prospectus Delivery Requirements

Until ninety (90) days from the effective date of this registration statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the Company’s bylaws.  Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Safer’s Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Safer’s bylaws provide that we will indemnify the directors to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by it to an officer of the Company except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Item 25. Other Expenses of Issuance and Distribution

We have, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$10,000
Audit Fees	4,500
Transfer Agent Fees	2,000
SEC Registration and Blue Sky Registration	6
Printing Costs and Miscellaneous Expenses	494
Total	$17,000

Item 26. Recent Sales of Unregistered Securities

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on two occasions.

Ms. Jean Blanchard purchased by subscription 1,700,000 shares of common stock from Safer on July 7, 2004 for $17,000. No underwriters were used, and no commissions or other remuneration was paid except to the Company. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.  Ms. Blanchard’s shares continue to be subject to Rule 144 of the Securities Act of 1933.

 On August 19, 2004, a private offering was completed, under which 600,000 shares of common stock were sold by subscription at a price of $.01 per share to 2 shareholders for an additional $6,000.  No underwriters were used, and no commissions or other remuneration were paid except to the Company.  The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.

All shareholders continue to be subject to Rule 144 of the Securities Act of 1933. Safer qualified for an exemption from registration under Rule 504 in both of these issuances since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933. Neither Safer nor any person acting on its behalf offered or sold any of the securities by any form of general solicitation or general advertising. The securities sold are restricted shares; the purchasers were informed that the securities cannot be resold without the securities being registered under the Securities Act of 1933 or an exemption there from. Safer exercised reasonable care to assure that the purchases were not underwritten within the meaning of section 2(a) (11) of this Act including but not limited to the placement of a restrictive legend on the certificates representing the shares, and the aggregate offering price was less that $1,000,000.

The following table provides details of all stock sales transactions that have taken place during the period from the Company’s formation, on July 7, 2004, to the date of this registration statement.

Stock Purchaser’s Name	Date of Purchase	Total Number of Shares Purchased
Jean Blanchard	July 7, 2004	1,700,000
Melissa Blanchard	August 19, 2004	300,000
Stephen Lisik	August 19, 2004	300,000
Total		2,300,000

Item 27. Exhibits

Number	Description
3.1	Articles of Incorporation.	*
3.2	Bylaws.	*
5	Opinion re: Legality.	***
8	Subscription Agreement	***
23.1	Consent of Attorney.	***
23.2	Consent of Accountant	Filed Herewith
24	Power of Attorney	**

*  Incorporated by reference to the exhibits filed with Safer Residence’s Form SB-2, filed on December 2, 2004.

**  Incorporated by reference to the power of attorney filed as part of Safer Residence’s Form SB-2, filed on December 2, 2004.

*** Incorporated by reference to the Exhibits filed with the Registrants registration statement on Form SB-2, filed on March 1, 2005.

Item 28. Undertakings

Safer hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Safer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Safer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Safer will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coquitlam, Province of British Columbia, Canada, on May 5, 2005.

SAFER RESIDENCE CORPORATION

/s/ Jean Blanchard

Jean Blanchard

President, Principal Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

Capacity

Date

/s/ Jean Blanchard

President, Principal Executive Officer

May 5, 2005

Jean Blanchard

Director

/s/ W. Scott Lawler

Attorney-in-fact for Melissa Blanchard

W. Scott Lawler

Secretary-Treasurer, Principal Financial Officer

and Principal Accounting Officer

 May 5, 2005

/s/ W. Scott Lawler

Attorney-in-fact for Stephen Lisik

W. Scott Lawler

Director

 May 5, 2005